Exhibit 10.5
FORM OF
CHICO’S FAS, INC.
2020 OMNIBUS STOCK AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
NON-EMPLOYEE DIRECTOR

This Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) is effective as of June 21, 2023 (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and <<NAME>> (the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to make grants of Restricted Stock Units under the Company’s 2020 Omnibus Stock and Incentive Plan (the “Plan”); and

WHEREAS, the Board approved the grant of Restricted Stock Units pursuant to the Plan, to the Director on the Grant Date.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to the Director <<NUMBER>> Restricted Stock Units (the “Restricted Stock Units”) subject to the terms of this Restricted Stock Unit Agreement. Upon the completion of the Restriction Period (as defined in Paragraph 4), each vested Restricted Stock Unit shall entitle the Director to receive one share of Common Stock of the Company. The Restricted Stock Units are granted pursuant to the Plan and are subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Restricted Stock Unit Agreement. The Director agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Unit Agreement. To the extent the terms of the Plan and this Restricted Stock Unit Agreement are in conflict, the terms of the Plan shall govern. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Restricted Stock Unit Agreement. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Unit Agreement unless otherwise specifically provided.

2. No Transfer of Restricted Stock Units. During the Restriction Period, the Director shall have no rights to or with respect to the Restricted Stock Units or the Common Stock underlying such Restricted Stock Units except as specifically set forth in this Restricted Stock Unit Agreement. During the Restriction Period, such Restricted Stock Units shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution, by qualified domestic relations order or pursuant to a beneficiary designation made under the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Director.

3. Risk of Forfeiture. Should the Director not be re-elected at the 2023 Annual Meeting, the Director shall forfeit all Restricted Stock Units subject to this Restricted Stock Unit Agreement ab initio. Subject to Paragraphs 5(a) and 5(b), should the Director’s service as a director of the Company terminate prior to the end of the Restriction Period, the Director shall forfeit the Restricted Stock Units that would otherwise have vested at the end of the Restriction Period.

4. Vesting Date. Subject to Paragraph 5, the restrictions applicable to the Restricted Stock Units will lapse on the earlier of: (i) June 21, 2024, or (ii) the date of the 2024 Annual Meeting of Shareholders of the Company if such meeting is held at least fifty (50) weeks after the 2023 Annual Meeting of Shareholders of the Company, provided the Director’s service as a director of the Company continues through the applicable date (the “Vesting Date”), which shall be the last day of the Restriction Period. Upon the Vesting Date, the Company shall issue and deliver electronically to the Director the shares of Common Stock underlying the vested Restricted Stock Units as provided in Paragraph 6.

5. Change in Control; Death; Disability. The Director’s termination of service as a director, death, Disability or the occurrence of a Change in Control, shall affect the Director’s rights under this Restricted Stock Unit Agreement as follows:
a. Termination of Service. Unless Paragraph 5(b) or 5(c) applies, if the Director voluntarily terminates service as a director of the Company or if the Director’s service as a director of the Company is terminated other than due to the Director’s death or upon the Director’s Disability prior to the last day of the Restriction Period, then the Director shall forfeit the nonvested Restricted Stock Units as of the date the Director’s service as a director terminates.
b. Change in Control. If a Change in Control shall occur, then all nonvested Restricted Stock Units shall fully vest, all restrictions (other than those described in Paragraph 9) applicable to such Restricted Stock Units shall terminate and the Company shall issue and deliver electronically to the Director the shares of Common Stock underlying the Restricted Stock Units as provided in Paragraph 6 within thirty (30) days after the date of the Change in Control.
c. Death or Disability. Upon the Director’s death or Disability, then all nonvested Restricted Stock Units shall fully vest, all restrictions (other than those described in Paragraph 9) applicable to such Restricted Stock Units shall terminate and the Company shall issue and deliver electronically to the Director or the Director’s personal representative, if applicable, or in the case of death, to the Director’s designated beneficiary under the Plan or, if none, the person or persons to whom the Director’s rights under this Restricted Stock Unit Agreement shall pass by will or by the applicable laws of descent and distribution, the shares of Common Stock underlying the Restricted Stock Units as provided in Paragraph 7 within thirty (30) days after the date of the Director’s death or Disability. The Board’s determination in good faith regarding whether a Disability has occurred shall be conclusive and determinative. For this purpose, “Disability” for this Restricted Stock Unit Agreement shall mean, the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Section 22(e)(3) of the Code.

6. Issuance and Delivery of Shares; Ownership Rights.
a. Issuance and Delivery of Shares. With respect to Common Stock issuable on the applicable dates set forth in Paragraph 5, the shares of Common Stock will be issued in the name of and delivered to the Director via electronic delivery to the Director’s account with the Company’s stock plan administrator and will be freely transferable by the Director. The Board may change the above procedure for issuance and delivery of shares of Common Stock at any time. Notwithstanding any other provision of this Restricted Stock Unit Agreement, the issuance and delivery of the shares of Common Stock under this Paragraph 6 shall be subject to the requirements of Paragraph 9, including restrictions on transfer as provided therein to the extent applicable.
b. Ownership Rights and Stock Dividends. The Director is not entitled to any voting and ownership rights applicable to the Common Stock underlying the Restricted Stock Units, prior to the issuance of the shares of Common Stock. Following the issuance of the shares of Common Stock, the Director shall have all voting and ownership rights as provided to other shareholders. During the Restriction Period, to the extent the Restricted Stock Units have not been forfeited, if the Director is serving as a Director on the record date for any dividends and other distributions with respect to the Common Stock that are paid in Common Stock or other securities of the Company to the holders of the Common Stock (the “Stock Dividends”), including under Paragraph 7, the Director shall be granted additional Restricted Stock Units (rounded to the nearest whole share) equal to the additional Stock Dividends that the Director would have received if the Restricted Stock Units were actual shares of Common Stock, and such additional Restricted Stock Units shall be subject to the same restrictions on transferability, forfeiture, vesting, payment and withholding provisions as the Restricted Stock Units to which such additional Restricted Stock Units relate.
c. Cash Dividends. During the Restriction Period, to the extent the Restricted Stock Units have not been forfeited, if the Director is serving as a Director on the record date for any cash dividends declared on the Common Stock, such cash dividends that would be payable with respect to the Restricted Stock Units if they were shares of Common Stock (the “Cash Dividend Equivalents”) shall be credited to a hypothetical account and held by the Company until payable or forfeited pursuant hereto. No interest shall accrue on the Cash Dividend Equivalents or otherwise be paid for the holding period. The Cash Dividend Equivalents shall be subject to the same restrictions on transferability, forfeiture, vesting, payment and withholding provisions as the Restricted Stock Units with respect to which they were paid.
d. Limits on Obligations. No interest shall accrue or otherwise be due in the event the Company delays the payment of the shares of Common Stock or Cash Dividend Equivalents for administrative reasons, provided that such delay is in accordance with the short-term deferral requirements under Code Section 409A. The Company shall not be liable to the Director or any successor in interest for damages relating to any delays in issuing or delivering the shares via electronic delivery or in payment of Cash Dividend Equivalents to the Director or any successor in interest, or any mistakes or errors in the issuance or delivery of the shares or in payment or delivery of shares or cash amounts payable under this Restricted Stock Unit Agreement.
7. Reorganization of Company and Subsidiaries. The existence of this Restricted Stock Unit Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock Units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
8. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Stock Units shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock Units.
9. Certain Restrictions. By accepting the Restricted Stock Units, the Director agrees that if at the time of delivery of the shares of Common Stock underlying the Restricted Stock Units issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Director will acquire such shares for the Director’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Director will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Stock Unit Agreement.
10. Confidentiality. By accepting the Restricted Stock Unit Agreement, the Director agrees that the Director will not use or disclose the Company’s and/or its subsidiaries’ Confidential Information, except in the faithful performance of the Director's duties for the Company. For purposes of this Restricted Stock Unit Agreement, Confidential Information includes trade secrets and other confidential and proprietary information and materials pertaining to, among other things: (a) designs (including garment and fabric) and fashion trends; (b) sourcing, manufacturing, merchandising, licensing and supply chain processes, techniques and plans; (c) advertising, marketing and promotional plans; (d) technical and business strategies and processes; (e) sales, revenues, profits, margin, expenses, and other financial information; (f) relationships between the Company and its customers, its vendors and its employees; (g) customers' personal identifying information; (h) stores and real estate, including expansion and relocation plans; (i) store operations, including policies and procedures; (j) compensation, benefits, performance history and other information relating to Company's and/or its subsidiaries’ employees; and (k) acquisitions, mergers, divestitures, and agreements regarding franchising and distribution. Confidential Information does not include information that is, or becomes, generally known within the industry or generally available to the public (unless through the Director's improper disclosure). The purpose of this provision is to protect the Company’s and/or its subsidiaries’ legitimate interest in maintaining the confidentiality of its private business information; accordingly, nothing herein is intended to or will be used in any way to limit the Director’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
11. Noncompliance Reporting. By accepting the Restricted Stock Unit Agreement, the Director agrees that if, at any time, the Director learns of information suggesting conduct by an officer or employee of the Company (including of the Company’s subsidiaries) or a member of the Company’s Board of Directors that is unlawful, unethical, or constitutes a material violation of any Company policy, regardless of the source of such information, the Director will report promptly such information to the Company through any of the Company’s internal mechanisms available for the reporting of such conduct such as, for instance, the Company’s Ethics and Compliance Hotline. Nothing in this Restricted Stock Unit Agreement is intended to or will be used in any way to limit the Director’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
12. Amendment and Termination. No amendment or termination of this Restricted Stock Unit Agreement which would impair the rights of the Director shall be made by the Board or the Plan Administrator at any time without the written consent of the Director. No amendment or termination of the Plan will adversely affect the right, title and interest of the Director under this Restricted Stock Unit Agreement or to Restricted Stock Units granted hereunder without the written consent of the Director.
13. No Guarantee of Continued Service as a Director. This Restricted Stock Unit Agreement shall not confer upon the Director any right with respect to continuance of the Director’s service as a Director of the Company or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Director’s service as a director of the Company or other service at any time.
14. No Guarantee of Tax Consequences. Neither the Company nor any subsidiary nor the Plan Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Unit Agreement.
15. Other Tax Provisions. It is intended that any right or benefit which is provided pursuant to or in connection with this Award shall be exempt from the requirements of Section 409A of the Code, and this Restricted Stock Unit Agreement shall be interpreted and applied in a manner as to avoid the unfavorable tax consequences provided therein for noncompliance. Notwithstanding the foregoing, the Director and his or her successor in interest shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Director or his or her successor in interest in connection with this Restricted Stock Unit Agreement (including any taxes and penalties under Code Section 409A if an exemption does not apply); and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Director or his or her successor in interest harmless from any or all of such taxes or penalties.
16. Entire Agreement. This Restricted Stock Unit Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements.
17. Severability. In the event that any provision of this Restricted Stock Unit Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Unit Agreement and this Restricted Stock Unit Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
18. Governing Law. This Restricted Stock Unit Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.

19. Electronic Delivery and Signatures. The Director hereby consents and agrees to electronic delivery of share(s) of Common Stock, Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
20. Plan and Prospectus. A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Director, and the Director acknowledges receipt thereof.
To evidence its grant of the Restricted Stock Units and the terms, conditions and restrictions thereof, the Company has signed this Restricted Stock Unit Agreement as of the Grant Date. The Director must signify acceptance of this Restricted Stock Unit Agreement within thirty (30) days after the Grant Date by signing below. If the Director fails to timely accept this Restricted Stock Unit Agreement, the grant of the Restricted Stock Units shall be cancelled and forfeited ab initio.
[Signature Page Follows]

IN WITNESS WHEREOF, this Restricted Stock Unit Agreement has been executed and delivered by the Company.

This _______ day of ___________, 2023. ___________________________________ Director	CHICO’S FAS, INC. By: _______________________________

___________________________________
Director